Exhibit 5.2

Betzer Roybal & Eisenberg, P.C.

4900 Lang Avenue NE, Suite 202

Albuquerque, New Mexico 87109

Phone: (505) 797-0105

Fax: (505) 797-0170

May 23, 2013

Reynolds American Inc.

401 North Main Street

Winston-Salem, NC 27102

Re: Reynolds American Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New Mexico counsel to Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC”), a wholly-owned subsidiary of Reynolds American Inc. (“RAI”), in connection with SFNTC’s proposed guarantee of RAI’s obligations under its debt securities to be issued in accordance with a Registration Statement on Form S-3 (the “Registration Statement”) filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement relates to the offering by RAI from time to time of an indeterminate amount of its debt securities (the “Debt Securities”). The Debt Securities will be issued pursuant to an indenture dated as of May 31, 2006, as amended by a first supplemental indenture dated as of September 30, 2006 and a second supplemental indenture dated as of February 6, 2009 (as amended, the “2006 Indenture”), heretofore entered into by SFNTC as a guarantor (the “2006 Indenture”). The 2006 Indenture provides for the guarantee of the payment of the Debt Securities, as and to the extent set forth therein, by certain direct and indirect subsidiaries of RAI (the “Guarantors”, including SFNTC). SFNTC’s guarantee is referred to as the “Guarantee”. If, as and to the extent required by the 2006 Indenture, SFNTC may pledge certain of its assets to secure the obligations of RAI under the Debt Securities and the obligations of SFNTC under the Guarantee.

The Registration Statement also provides for the offering and sale by SFNTC, as one of the Guarantors, from time to time of the Guarantee. SFNTC is an Additional Registrant under the Registration Statement. The offering of the Debt Securities and the Guarantee will be made as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as that prospectus is supplemented by one or more prospectus supplements from time to time.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction of such records, certificates of corporate officers and government officials, instruments and other documents, as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of RAI, SFNTC and others, without independent verification of their accuracy. No inference as to our knowledge of the existence or absence of facts should be drawn from our representation of SFNTC. In such examinations we have assumed the genuineness of all signatures not witnessed by us, the conformity to originals of all documentation submitted to us as certified or photostatic copies thereof, the authority of the person or persons who executed any such documents on behalf of any person or entity (other than SFNTC) and the legal capacity of all natural persons.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, we are of the opinion that:

1.	The execution and delivery by SFNTC, as an Additional Registrant, of the Registration Statement has been duly authorized by all necessary corporate action of SFNTC.

2.	The execution and delivery by SFNTC of the 2006 Indenture has been duly authorized by all necessary corporate action of SFNTC.

3.	The execution and delivery of the Guarantee of SFNTC issued in accordance with the terms of the 2006 Indenture, and the Prospectus, including any supplements thereto, and the pledge by SFNTC of its assets to secure the obligations of RAI under the Debt Securities and the obligations of SFNTC under the Guarantee, have been duly authorized by all necessary corporate action of SFNTC.

In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of New Mexico.

Reynolds American Inc.

May 23, 2013

This opinion is furnished to you in connection with the filing by RAI of the Registration Statement. We hereby consent to the filing of this opinion with the SEC as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reliance upon this opinion of Kilpatrick Townsend & Stockton LLP, counsel for RAI and the Guarantors, in connection with its opinion to RAI filed as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC.

Very truly yours,

BETZER, ROYBAL & EISENBERG, P.C.

By:	/s/ Benjamin C. Roybal